UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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NRG Energy, Inc.
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On June 19, 2009, David Crane, President and Chief Executive Officer of NRG Energy, Inc. (“NRG”), issued the following letter to employees of NRG:
[NRG ENERGY, INC. LETTERHEAD]

Date:	June 19, 2009
To:	All Staff
From:	David Crane—President and CEO
Subject:	Exelon Q&A
Please see below our answers to the latest questions we have received from all of you.
1.	Where will this year’s Annual Meeting of Stockholders take place?
Our 2009 Annual Meeting of Stockholders will be held on July 21, at the Hyatt Regency in Princeton, NJ at 10:00 am eastern.
2.	When does NRG file its definitive proxy statement, and when will I receive my WHITE proxy card in the mail?
We filed our definitive proxy statement on June 16 and began the mailing process on the same day. If you’re an NRG stockholder (as of June 15) you can expect to receive your NRG proxy statement, which will contain a WHITE proxy card, shortly. Once you receive NRG’s proxy statement, you can vote your shares for our nominees by promptly signing, dating and returning the enclosed WHITE proxy card.
You may also vote by phone or internet by following the instructions on the proxy card. If you agree with our Board and management’s decision that Exelon’s offer significantly undervalues NRG, we ask that you vote the WHITE proxy card and simply disregard Exelon’s blue proxy card. Your vote is important, no matter how many or how few shares you own.

NRG’S BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS:
a.	Vote “FOR” NRG’s four experienced and highly qualified INDEPENDENT directors — John F. Chlebowski, Howard E. Cosgrove, William E. Hantke and Anne C. Schaumburg; and
b.	Vote “AGAINST” Exelon’s proposal to expand your Board and thereby reject the Exelon expansion slate of nominees.

For more details, see our June 16 news release, which includes our letter to shareholders , plus voting recommendations.
3.	What if I get more than one proxy card in the mail?
It is likely that you will get multiple cards in the mail, but we recommend promptly signing, dating and returning the WHITE proxy card, then simply discarding future mailings. It’s important to remember that it is the last proxy card that you send in which counts for the proxy.
We recommend that you do not vote the blue Exelon proxy card at all as it will cancel your previous vote for NRG. Details for all of these voting options will be provided in our proxy statement. If you have any questions about the voting process or need additional assistance before voting your shares, you should call Mackenzie Partners, Inc., which is helping NRG in this matter, at 800.322.2885.
4.	As an employee of NRG, I have been given Restricted Stock Units (RSUs). Will I get a proxy statement and proxy card to vote?
If you’ve been granted RSUs, the terms of your grant agreement provide that the RSUs vest (become owned by you as common shares) at a certain designated period. In order for you to vote at our annual meeting, at least some of your shares must have vested as of June 15. If your RSU shares are vested, you should receive a proxy card in the mail, allowing you to vote.
5.	How soon after the annual meeting will we learn the results of the proxy contest?
NRG will likely announce the preliminary results of the proxy contest shortly following the meeting. However, the official results will not be finalized until several weeks after the meeting, once they have been certified by an Independent Inspector of Elections.
6.	What are the results of Exelon’s latest exchange offer?
On June 17, Exelon said that as of June 16, approximately 12% of the outstanding NRG shares were tendered into Exelon’s exchange offer—down from 51.3% in February.
These results show a marked deterioration in overall support for the Exelon exchange offer by
NRG stockholders, and Exelon’s decision to extend its exchange offer to August 21, ahead of its scheduled expiration, is recognition of this. Our view is that the low number of shares tendered reflects the understanding of NRG stockholders that the value NRG has created over the past eight months greatly outweighs the value of Exelon’s proposal, which, based on the June 16 closing price for both stocks, represents a premium of only 3.6% to NRG stockholders.
7.	Exelon said it has a Board of Directors meeting on June 30. Do you think they will raise their bid for NRG at that time?
We don’t know for certain what will be discussed at Exelon’s Board meeting, but public comments have indicated that their hostile bid for NRG would be on the agenda. NRG’s Board found Exelon’s bid eight months ago to be inadequate. As you know, since then we have executed on several significant value-enhancing actions. We acquired Reliant Energy’s retail assets, which we expect will add more than 10% to NRG’s EBITDA in its first full year—a business addition we estimate to be worth $4 to $5 per share in value to NRG stockholders. STP 3&4 was recently selected as one of only four nuclear development projects advanced by the U.S. Department of Energy’s nuclear loan guarantee program. Further, our eSolar agreement to acquire rights to develop solar power plants totaling 500MW, our substantially hedged baseload position, the MIBRAG asset sale, and the 400MW GenConn gas peaking facilities financing, exemplify the value we’ve added to NRG in recent months.
There has been some indication, again largely through comments attributed to John Rowe, who is Chairman of Exelon’s Board of Directors as well as their President and CEO, that Exelon acknowledges this dynamic so hopefully their board will do a service to both companies’ shareholders either by increasing their offer by a very substantial amount, or by ceasing their hostile actions against NRG.
If they do increase their offer or change it in any way, the NRG Board will conduct a thorough review of its sufficiency as it did with Exelon’s original and unchanged offer.
8.	What’s the latest on the regulatory approvals Exelon needs for any bid to succeed? Has the U.S. Department of Justice issued a ruling yet?
Exelon has not yet received approval from the Department of Justice or the Nuclear Regulatory Commission (NRC). On a state level, approvals from California, New York, Pennsylvania and Texas are still needed, and a notice must be filed in Illinois. Additionally, Massachusetts may also have to weigh in on the offer. As we’ve said for some time now, the timing to overcome these obstacles remains uncertain.
While the Federal Energy Regulatory Commission (FERC) recently approved Exelon’s hostile proposal for NRG, Exelon has faced similar regulatory review in two previous failed transactions — Public Service Enterprise Group (PSEG) and Illinois Power. In the case of PSEG, Exelon received approval from FERC, yet after two years and after spending approximately $130 million in the process, no transaction was consummated.

If you have further questions, please send them to NRGCommunications. We will use them in upcoming communications as much as possible. And be sure to visit the Exelon Information Center via the link on the Insider front page for the latest information.
Important Information
In connection with its 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”), NRG Energy, Inc. (“NRG”) has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS OF NRG ARE URGED TO READ THE PROXY STATEMENT FOR THE 2009 ANNUAL MEETING IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION.
In response to the exchange offer proposed by Exelon Corporation referred to in this communication, NRG has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. STOCKHOLDERS OF NRG ARE ADVISED TO READ NRG’S SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of NRG.

Investors and stockholders will be able to obtain free copies of NRG’s definitive proxy statement, the Solicitation/Recommendation Statement on Schedule 14D-9, any amendments or supplements to the proxy statement and/or the Schedule 14D-9, any other documents filed by NRG in connection with the 2009 Annual Meeting and/or the exchange offer by Exelon Corporation, and other documents filed with the SEC by NRG at the SEC’s website at www.sec.gov. Free copies of the definitive proxy statement, the Solicitation/ Recommendation Statement on Schedule 14D-9, and any amendments and supplements to these documents can also be obtained by directing a request to Investor Relations Department, NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540.
NRG and its directors and executive officers will be deemed to be participants in the solicitation of proxies in connection with its 2009 Annual Meeting. Detailed information regarding the names, affiliations and interests of NRG’s directors and executive officers is available in the definitive proxy statement for the 2009 Annual Meeting, which was filed with the SEC on June 16, 2009.
Forward-Looking Statements
This communication contains forward-looking statements that may state NRG’s or its management’s intentions, hopes, beliefs, expectations or predictions for the future. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the capital markets generally.
The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included herein should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the SEC at www.sec.gov. Statements made in connection with the exchange offer are not subject to the safe harbor protections provided to forward-looking statements under the Private Securities Litigation Reform Act of 1995.